Exhibit 99.2

Combined Financial Statements

A PCAOB Registered Firm
Benjamin&Ko
Certified Public Accountants & Consultants

Table of Contents

1

TNB Holdings, LLC, LB Holdings LLC, Poke Co. LLC, GLL Enterprises, LLC,

Poke Co Holdings LLC, TNB Holdings II, LLC, PKM Stamford, LLC

Unaudited Combined Balance Sheet

	March 31,	December 31,
	2021	2020

ASSETS

Current Assets:
Cash	$828,863	$408,198
Franchise fee receivables - royalties	10,208	13,615
Franchise fee receivable - initial fee	50,000	50,000
Inventories, net	23,192	17,508
Prepaid expenses and other current assets	-	-
Total current assets	912,263	489,321

Non-Current Assets:
Property and equipment, net	302,184	311,700
Operating lease right-of-use assets, net	713,844	754,868
Other assets	35,580	45,580
Total non-current assets	1,051,608	1,112,148

Total assets	$1,963,871	$1,601,469

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$348,670	$285,717
Current portion of deferred franchise fee revenue	12,000	13,500
Current portion of loans payable, emergency injury disaster loan (EIDL)	100	-
Current portion of loans payable, small buisness adminstration (SBA)	28,962	28,962
Current portion of loans payable, payroll protection program (PPP)	147,353	147,353
Current portion of operating lease liabilities	160,372	157,789

Total current liabilities	697,457	633,321
Loans payable, emergency injury disaster loan (EIDL), less current portion	-	-
Loans payable, payroll protection program (PPP), less current portion	391,179	144,139
Loans payable, small business adminstration program (SBA), less current portion	1,142,338	1,142,338
Deferred franchise fee revenue, less current portion	111,416	88,291
Operating lease liabilities, less current portion	609,120	644,863

Total liabilities	2,951,510	2,552,327

Commitments and contingencies

Members’ (deficit) equity	(987,639)	(951,483)

Total liabilities and members’ equity	$1,963,871	$1,601,469

See Notes to the Unaudited Combined Financial Statements

2

TNB Holdings, LLC, LB Holdings LLC, Poke Co. LLC, GLL Enterprises, LLC,

Poke Co Holdings LLC, TNB Holdings II, LLC, PKM Stamford, LLC

Unaudited Combined Statement of Income

	For the Three Months Ended March 31,
	2021	2020

Revenues:
Food and beverage	$929,588	$814,039
Royalties	33,158	7,489
Franchise fee - initial fee - amortization of deferred revenue	6,750	-
Other revenue	14,327	10,451
Total revenue	983,823	831,979

Restaurant operating expenses:
Food, beverage and supplies	262,770	209,021
Labor	325,521	272,975
Rent and utilities	132,256	84,203
Total restaurant operating expenses	720,547	566,199

Operating expenses:
General and administrative	90,300	45,861
Advertising and marketing	494	456
Delivery and service fees	78,511	54,411
Depreciation	9,516	9,458
Total operating expenses	178,821	110,186

Total restaurant and operating expenses	899,368	676,385

Income from operations	84,455	155,594

Other income:
Government grant income	-	-
Debt Loan Forgiveness	-	-
Construction Middletown	-	-
Total other income	-	-

Income before income taxes	84,455	155,594

Income tax provision	5,762	12,136

Net income	$78,693	$143,458

See Notes to the Unaudited Combined Financial Statements

3

TNB Holdings, LLC, LB Holdings LLC, Poke Co. LLC, GLL Enterprises, LLC,

Poke Co Holdings LLC, TNB Holdings II, LLC, PKM Stamford, LLC

Unaudited Combined Statements of Members’ Equity

Members’ Equity (Deficit)

Balance at December 31, 2020	$(760,607)

Contribution	-

Distribution	(305,725)

Net income	78,693

Balance at March 31, 2021	$(987,639)

Members’ Equity (Deficit)

Balance at December 31, 2019	$67,627

Contribution	1,353

Distribution	(113,147)

Net income	143,458

Balance at March 31, 2020	$99,291

See Notes to the Unaudited Combined Financial Statements

4

TNB Holdings, LLC, LB Holdings LLC, Poke Co. LLC, GLL Enterprises, LLC,

Poke Co Holdings LLC, TNB Holdings II, LLC, PKM Stamford, LLC

Unaudited Combined Statements of Cash Flows

	For the Three Months Ended March 31,
	2021	2020

Cash flows from operating activities:
Net income	$78,693	$143,458
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation - property and equipment	9,516	30,041
Noncash lease expense	21,595	(16,132)

Changes in assets and liabilities:
Franchise fee receivable - royalties	3,407	-
Inventories, net	(5,684)	15,570
Prepaid expenses and other current assets	-	-
Other assets	10,000	5,500
Accounts payable and accrued expenses	59,923	22,772
Deferred revenue	21,625	-
Net cash provided by operating activities	199,075	201,209

Cash flows from investing activities:
Purchases of property and equipment	-	(47,160)
Net cash used in investing activities		(47,160)

Cash flows from financing activities:
Proceeds from borrowings	347,140	24,384
Member distributions	-	(113,147)
Member contributions	(305,725)	1,353
Net cash provided by (used in) financing activities	41,415	(87,410)

Net increase in cash	240,490	66,639

Cash – beginning of year	588,373	63,089

Cash – end of year	$828,863	$129,728

Supplemental disclosures of cash flow information
Cash paid during the years for:
Interest	$-	$-
Income taxes	$1,200	$1,200

See Notes to the Unaudited Combined Financial Statements

5

TNB Holdings, LLC, LB Holdings LLC, Poke Co. LLC, GLL Enterprises, LLC,

Poke Co Holdings LLC, TNB Holdings II, LLC, PKM Stamford, LLC

Unaudited Notes of Combined Financial Statements

1.	NATURE OF OPERATIONS

GLL Enterprises, LLC, LB Holdings LLC, PKM Stamford, LLC, Poke Co Holdings LLC, Poke Co. LLC, TNB Holdings II, LLC, and TNB Holdings, LLC (collectively the “Company”) are operated through common control and ownership by individuals.

The following is general information about each legal entity:

Name	Date of Formation	Description of Business
GLL Enterprises, LLC	April 2018	Poke store located in Norwalk, Connecticut.
LB Holdings LLC	January 2018	Poke store located in Hamden, Connecticut.
PKM Stamford, LLC	April 2019	Poke store located in Stamford, Connecticut.
Poke Co Holdings LLC	July 2018	Poke store located in Fairfield, Connecticut.
Poke Co. LLC	April 2018	Franchisor of Pokemoto located in Connecticut. This entity charges $20,000 as an initial franchise fee, royalty fee of 5% and brand development fee of 1% of gross sales.
TNB Holdings II, LLC	August 2018	Poke store located in New Haven, Connecticut.
TNB Holdings, LLC	May 2016	Poke store located in New Haven, Connecticut.

The Company owns several restaurants specializing in Hawaiian Poke. The Company offers a customizable style poke bowl, where customers can select from different types of high-quality fish, rice, and toppings as well as their own special poke burritos.

The Company had one franchisor and six franchisees as of March 31, 2021 and 2020, respectively.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reporting

The combined financial statements include legal entities listed above as of March 31, 2021, and for the three Months ended March 31, 2021, and 2020.

Basis of Presentation and Combined Financial Statements

The accompanying combined financial statements have been prepared using the accrual basis of accounting in accordance with generally accepted accounting principles (“GAAP”) promulgated in the United States of America. The combined financial statements include legal entities listed in the Nature of Operations as of March 31, 2021, and December 31, 2021 and for the three months ended March 31, 2021 and 2020. All intercompany related transactions have been eliminated upon combination.

6

TNB Holdings, LLC, LB Holdings LLC, Poke Co. LLC, GLL Enterprises, LLC,

Poke Co Holdings LLC, TNB Holdings II, LLC, PKM Stamford, LLC

Unaudited Notes of Combined Financial Statements

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates and Assumptions

The preparation of combined financial statements in conformity with the GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Advertising

Advertising costs are charged to expense as incurred. Advertising costs were approximately $494 and 456 for the three months ended March 31, 2021, and 2020, respectively, and are included in operating expenses in the accompanying unaudited combined statements of income.

Delivery Fees Charged by Delivery Service Providers

The Company’s customers may order online through third party service providers such as Uber Eats, Door Dash, and others. These third-party service providers charge delivery and order fees to the Company. Such fees are expensed when incurred and were approximately $78,511 and $54,411 for the three months ended March 31, 2021 and 2020, respectively. Delivery fees are included in general and administrative expenses in the accompanying unaudited combined statements of operations.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The Company’s net revenue primarily consists of revenues from food and beverage sales and franchisees under franchise agreements. Accordingly, the Company recognizes revenue as follows:

●	Revenue from Food and Beverage

Revenues from the sale of food items by Company-owned restaurants are recognized as Company sales when a customer purchases the food, which is when our obligation to perform is satisfied. The timing and amount of revenue recognized related to Company sales was not impacted by the adoption of Topic 606.

7

TNB Holdings, LLC, LB Holdings LLC, Poke Co. LLC, GLL Enterprises, LLC,

Poke Co Holdings LLC, TNB Holdings II, LLC, PKM Stamford, LLC

Unaudited Notes of Combined Financial Statements

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

●	Initial Franchise Fees

The Company provides the franchisees with management expertise, training, pre-opening assistance, and restaurant operating assistance in exchange for initial franchise fees. The Company capitalizes these fees upon collection from the franchisee, these fees are then recognized as franchise fee revenue on a straight-line basis over the life of the related franchise agreements and any exercised renewal periods. Cash payments are due upon the execution of the related franchise agreement. The Company’s performance obligation with respect to franchise fee revenues consists of a license to utilize the Company’s brand for a specified period of time, which is satisfied equally over the life of each franchise agreement. The Company entered into a gross initial franchise fees of $0 for the three months ended March 31, 2021, and 2020, respectively, and recorded initial franchise fees revenue of $6,750 and $0 for the three months ended March 31, 2021, and 2020, respectively, which is included in franchise fees in the accompanying unaudited combined statements of income.

●	Royalties

Franchise revenues consists of royalties and franchise fees. Royalties are based on a percentage of franchisee net sales revenue which range between 3% and 6%. The Company recognizes the royalties as the underlying sales occur. The Company recorded revenue from royalties of $33,158 and $7,489 for the three months ended March 31, 2021 and 2020, respectively.

The Company also charges 1% of net sales for brand marketing fee to franchisees. The amount was waived for the three months ended March 31, 2021 and 2020.

●	Other revenue

Other revenue consists of incentives received from wholesale vendors. The Company recognizes other revenue when collection is assured and when performance has occurred.

Inventories

Inventories, which are stated at the lower of cost or net realizable value, consist primarily of perishable food items and supplies. Cost is determined using the first-in, first out method.

Segment Reporting

Accounting Standards Codification (“ASC”) 280, “Segment Reporting,” requires public companies to report financial and descriptive information about their reportable operating segments. The Company identifies its operating segments based on how executive decision makers internally evaluates separate financial information, business activities and management responsibility. Accordingly, the Company has one reportable segment, consisting of operating its stores. The Company’s franchise entities were not material as of March 31, 2021 and December 31, 2020 and for the three months ended March 31, 2021 and 2020.

8

TNB Holdings, LLC, LB Holdings LLC, Poke Co. LLC, GLL Enterprises, LLC,

Poke Co Holdings LLC, TNB Holdings II, LLC, PKM Stamford, LLC

Unaudited Notes of Combined Financial Statements

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Major improvements are capitalized, and minor replacements, maintenance and repairs are charged to expense as incurred. Depreciation and amortization are calculated on the straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the estimated useful life or the lease term of the related asset. The estimated useful lives are as follows:

Furniture and equipment	5 to 7 years
Leasehold improvements	Shorter of estimated useful life or term of lease

Deferred Revenue

Deferred revenue consists of initial franchise fees received by the Company, which are being amortized over the life of the Company’s franchise agreements. Deferred revenue is recognized in income over the life of the franchise agreements is recognized in income as performance obligations are satisfied.

Income Taxes

The Company is a limited liability company and files a partnership tax return with the federal or any state jurisdictions. Therefore, each member of the Company is taxed on its own share of the Company’s taxable income. The Company is subject to limited liability company state taxes which is approximately 7% of its taxable income. The Company recorded a state income tax provision in the amount of $5,762 and $12,136 for the three months ended March 31, 2021, and 2020, respectively.

The accounting standard on accounting for uncertainty in income taxes addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under that guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company had no unrecognized tax benefits identified or recorded as liabilities as of March 31, 2021 and December 31, 2020.

Impairment of Long-Lived Assets

When circumstances, such as adverse market conditions, indicate that the carrying value of a long-lived asset may be impaired, the Company performs an analysis to review the recoverability of the asset’s carrying value, which includes estimating the undiscounted cash flows (excluding interest charges) from the expected future operations of the asset. These estimates consider factors such as expected future operating income, operating trends and prospects, as well as the effects of demand, competition and other factors. If the analysis indicates that the carrying value is not recoverable from future cash flows, an impairment loss is recognized to the extent that the carrying value exceeds the estimated fair value. Any impairment losses are recorded as operating expenses, which reduce net income.

9

TNB Holdings, LLC, LB Holdings LLC, Poke Co. LLC, GLL Enterprises, LLC,

Poke Co Holdings LLC, TNB Holdings II, LLC, PKM Stamford, LLC

Unaudited Notes of Combined Financial Statements

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are accounts receivable and other receivables arising from its normal business activities. The Company has a diversified customer base. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for un-collectible accounts and, as a consequence, believes that its accounts receivable related credit risk exposure beyond such allowance is limited.

Substantially all of the Company’s revenues are derived from sales its own restaurants specializing in Hawaiian Poke. Any significant decline in the Hawaiian Poke demand could impair the Company’s ability to operate effectively. Furthermore, the Company’s revenues are derived in one state, Connecticut.

Major Vendor

The Company engages various vendors to distribute food products to their Company-owned restaurants. Purchases from the Company’s largest supplier comprise of three vendors for a totaled 61%, 31%, and 7% and 44%, 39%, and 9% of the Company’s purchases for the three months ended March 31, 2021, and 2020, respectively.

Fair Value of Financial Instruments

The Company utilizes ASC 820-10, Fair Value Measurement and Disclosure, for valuing financial assets and liabilities measured on a recurring basis. Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company’s financial instruments consisted of cash, operating lease right-of-use assets, net, franchise fee receivables – royalties, franchise fee receivables – initial fee, accounts payable and accrued expenses, loans payable, emergency injury disaster loan (EIDL), loans payable, payroll protection program (PPP), operating lease liabilities, and deferred franchise fee revenue. The estimated fair value of cash, operating lease right-of-use assets, net, franchise fee receivables – royalties, franchise fee receivables – initial fee, accounts payable and accrued expenses, loans payable, emergency injury disaster loan (EIDL), loans payable, payroll protection program (PPP), operating lease liabilities, and deferred franchise fee revenue approximate it carrying amount due to the short maturity of these instruments.

10

TNB Holdings, LLC, LB Holdings LLC, Poke Co. LLC, GLL Enterprises, LLC,

Poke Co Holdings LLC, TNB Holdings II, LLC, PKM Stamford, LLC

Unaudited Notes of Combined Financial Statements

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Leases

In accordance with ASC 842, Leases, the Company determines whether an arrangement contains a lease at inception. A lease is a contract that provides the right to control an identified asset for a period of time in exchange for consideration. For identified leases, the Company determines whether it should be classified as an operating or finance lease. Operating leases are recorded in the balance sheet as: right-of-use asset (“ROU asset”) and operating lease liability. ROU asset represents the Company’s right to use an underlying asset for the lease term and lease liability represents the Company’s obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized at the commencement date of the lease and measured based on the present value of lease payments over the lease term. The ROU asset also includes deferred rent liabilities. The Company’s lease arrangement generally do not provide an implicit interest rate. As a result, in such situations the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option in the measurement of its ROU asset and liability. Lease expense for the operating lease is recognized on a straight-line basis over the lease term. The Company has a lease agreement with lease and non-lease components, which are accounted for as a single lease component.

COVID-19 Impact on Concentration of Risk

The novel coronavirus (“COVID-19”) pandemic has significantly impacted health and economic conditions throughout the United States and globally, as public concern about becoming ill with the virus has led to the issuance of recommendations and/or mandates from federal, state and local authorities to practice social distancing or self-quarantine. The Company is continually monitoring the outbreak of COVID-19 and the related business and travel restrictions and changes to behavior intended to reduce its spread, and its impact on operations, financial position, cash flows, inventory, supply chains, purchasing trends, customer payments, and the industry in general, in addition to the impact on its employees. We have experienced significant disruptions to our business due to the COVID-19 pandemic and related suggested and mandated social distancing and shelter-in-place orders.

3.	PROPERTY AND EQUIPMENT

	March 31,	December 31,
	2021	2020

Furniture and fixture	$93,751	$93,916
Leasehold improvements	307,458	307,293

Total property and equipment	401,209	401,209
Accumulated depreciation	(99,025)	(89,509)

Total property and equipment, net	$302,184	$311,700

Total depreciation was $9,516 and $30,041 and for the three months ended March 31, 2021 and 2020, respectively.

11

TNB Holdings, LLC, LB Holdings LLC, Poke Co. LLC, GLL Enterprises, LLC,

Poke Co Holdings LLC, TNB Holdings II, LLC, PKM Stamford, LLC

Unaudited Notes of Combined Financial Statements

4.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

	March 31,	December 31,
	2021	2020

Accounts payable	114,044	91,012
Accrued expenses	234,626	197,735
Total accounts payable and accrued expenses	$348,670	$288,747

5.	LOANS PAYABLE, EMERGENCY INJURY DISASTER LOAN (EIDL)

	March 31,	December 31,
	2021	2020

April 22, 2020 ($190,000 SBA ) - GLL Enterprises, LLC	$190,000	$190,000
April 22, 2020 ($180,300 SBA ) - TNB Holdings II, LLC	180,300	180,300
April 22, 2020 ($25,000 SBA ) - PKM Stamford, LLC	25,000	25,000
April 22, 2020 ($228,000 SBA ) - Poke Co. LLC	228,000	228,000
April 22, 2020 ($85,000 SBA ) - Poke Co Holdings LLC	85,000	85,000
May 5, 2020 ($313,000 SBA ) - TNB Holdings, LLC	313,000	313,000
May 12, 2020 ($150,000 SBA ) - LB Holdings LLC	150,000	150,000

Total long-term loans payable, small business administration program (SBA)	1,171,300	1,171,300
Less - current portion	(28,962)	(30,292)

Total loans payable, emergency injury disaster loan (EIDL), less current portion	$1,142,338	$1,141,008

The following table provides future minimum payments as of March 31, 2021:

Years ending,	Amount
2022	$30,292
2023	39,059
2024	40,390
2025	40,390
2026	40,390
Thereafter	980,780

Total	$1,171,300

12

TNB Holdings, LLC, LB Holdings LLC, Poke Co. LLC, GLL Enterprises, LLC,

Poke Co Holdings LLC, TNB Holdings II, LLC, PKM Stamford, LLC

Unaudited Notes of Combined Financial Statements

6.	LOANS PAYABLE, PAYROLL PROTECTION LOAN PROGRAM (PPP and PPP2)

	March 31,	December 31,
	2021	2020

April 15, 2020 ($42,400 PPP ) - LB Holdings LLC	$42,400	$42,400
February 23, 2021 ($59,885 PPP2 ) - LB Holdings LLC	59,885	-
April 21, 2020 ($42,840 PPP ) - TNB Holdings, LLC	42,840	42,840
March 3, 2021 ($53,151 PPP2 ) - TNB Holdings, LLC	53,151	-
April 22, 2020 ($31,835 PPP ) - Poke Co. LLC	31,835	31,835
February 4, 2021 ($48,072 PPP2 ) - Poke Co. LLC	48,072	-
April 23, 2020 ($20,640 PPP ) - PKM Stamford, LLC	20,640	20,640
April 22, 2020 ($55,987 PPP ) - Poke Co Holdings, LLC	55,987	-
January 24, 2021 ($52,500 PPP2 ) - Poke Co Holdings, LLC	52,500	-
April 24, 2020 ($25,242 PPP ) - GLL Enterprises, LLC	25,242	25,242
February 13, 2021 ($38,791 PPP2 ) - GLL Enterprises, LLC	38,791	-
May 6, 2020 ($28,535 PPP ) - TNB Holdings II, LLC	28,535	28,535
February 12, 2021 ($38,654 PPP2 ) - TNB Holdings II, LLC	38,654	-

Total long-term loans payable, payroll protection program (PPP)	538,532	191,492
Less - current portion	(147,353)	(147,353)

Total loans payable, payroll protection program (PPP), less current portion	$391,179	$44,139

The following table provides future minimum payments as of March 31, 2021:

Years ending,	Amount
2021	$169,833
2022	125,472
2023	69,853
2024	69,853
2025	69,853
Thereafter	7,757

Total	$512,620

The Paycheck Protection Program Loan (the “PPP Loan”) is administered by the U.S. Small Business Administration (the “SBA”). The interest rate of the loan is 1.00% per annum and accrues on the unpaid principal balance computed on the basis of the actual number of days elapsed in a year of 360 days. Commencing seven months after the effective date of the PPP Loan, the Company is required to pay the Lender equal monthly payments of principal and interest as required to fully amortize any unforgiven principal balance of the loan by the two-year anniversary of the effective date of the PPP Loan (the “Maturity Date”). The PPP Loan contains customary events of default relating to, among other things, payment defaults, making materially false or misleading representations to the SBA or the Lender, or breaching the terms of the PPP Loan. The occurrence of an event of default may result in the repayment of all amounts outstanding under the PPP Loan, collection of all amounts owing from the Company, or filing suit and obtaining judgment against the Company. Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of the loan granted under the PPP. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. Recent modifications to the PPP by the U.S. Treasury and Congress have extended the time period for loan forgiveness beyond the original eight-week period, making it possible for the Company to apply for forgiveness of its PPP loan.

13

TNB Holdings, LLC, LB Holdings LLC, Poke Co. LLC, GLL Enterprises, LLC,

Poke Co Holdings LLC, TNB Holdings II, LLC, PKM Stamford, LLC

Unaudited Notes of Combined Financial Statements

6.	LOANS PAYABLE, PAYROLL PROTECTION LOAN PROGRAM (PPP and PPP2) (continued)

The Paycheck Protection Program Loan Second Draw (the “PPP 2 Loan”) is administered by the U.S. Small Business Administration (the “SBA”). The interest rate of the loan is 1.00% per annum and accrues on the unpaid principal balance computed on the basis of the actual number of days elapsed in a year of 360 days. Commencing ten months after the effective date of the PPP 2 Loan, the Company is required to pay the Lender equal monthly payments of principal and interest as required to fully amortize any unforgiven principal balance of the loan by the five-year anniversary of the effective date of the PPP 2 Loan (the “Maturity Date”). The PPP 2 Loan contains customary events of default relating to, among other things, payment defaults, making materially false or misleading representations to the SBA or the Lender, or breaching the terms of the PPP 2 Loan. The occurrence of an event of default may result in the repayment of all amounts outstanding under the PPP 2 Loan, collection of all amounts owing from the Company, or filing suit and obtaining judgment against the Company. Under the terms of the CARES Act, PPP 2 loan recipients can apply for and be granted forgiveness for all, or a portion of the loan granted under the PPP. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities.

7.	COMMITMENTS AND CONTINGENCIES

Commitments

The Company adopted ASC 842 on December 31, 2018. As of March 31, 2021, the operating lease Right-of-use was $713,844 and the operating lease liability was $769,492. The Company leases the following facilities under operating leases for its stores:

●	On June 29, 2018, GLL Enterprises LLC entered into an operating facility lease. The retail store is located in Norwalk, Connecticut and lease term is for 10 years (120 months) term and with the option to extend from 2 years to 5 years. Total lease expense was $20,992 for the three months ended March 31, 2021.

●	On January 1, 2018, LB Holdings LLC took over an existing operating facility lease. The retail store is located in Hamden, Connecticut and lease term is for 50-month term with the option to extend to 5 years. The commencing date was January 1, 2018. Total lease expense was $10,794 for the three months ended March 31, 2021.

●	On May 8, 2019, PKM Stamford, LLC entered into an operating facility lease. The retail store is located in Stamford, Connecticut and lease term is for 10 years and 6 months (126 months) term with the option to extend to 5 years. The commencing date was December 1, 2019. The retail store became operational in January 2020. Total lease expense was $39,304 for the three months ended March 31, 2021.

●	On May 1, 2018, Poke Co, LLC entered into an operating facility lease. The retail store is located in Fairfield, Connecticut and lease term is for 5 years (60 months) term with the option to extend the lease for four additional terms of 5 years. The commencing date was June 15, 2018. Total lease expense was $14,352 for the three months ended March 31, 2021.

●	On August 25, 2017, TNB Holdings, LLC entered into an operating facility lease. TNB Holdings, Inc. The retail store is located in New Haven, Connecticut and lease term is for 5 years (60 months) term. The commencing date was August 25, 2017. Total lease expense was $14,257 for the three months ended March 31, 2021.

14

TNB Holdings, LLC, LB Holdings LLC, Poke Co. LLC, GLL Enterprises, LLC,

Poke Co Holdings LLC, TNB Holdings II, LLC, PKM Stamford, LLC

Unaudited Notes of Combined Financial Statements

7.	COMMITMENTS AND CONTINGENCIES (continued)

Commitments (continued)

●	On June 15, 2018, TNB Holdings II, LLC entered into an operating facility lease. The retail store is located in New Haven, Connecticut and lease term is for 5 years (60 months) term. The commencing date was November 1, 2018. Total lease expense was $11,944 for the three months ended March 31, 2021.

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives. Our variable lease payments primarily consist of maintenance and other operating expenses from our real estate leases. Variable lease payments are excluded from the ROU assets and lease liabilities and are recognized in the period in which the obligation for those payments is incurred. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

The Company has lease agreements with lease and non-lease components. The Company has elected to account for these lease and non-lease components as a single lease component.

In accordance with ASC 842, maturities of operating lease liabilities as of March 31, 2021, were as follows:

Contingencies

From time to time, the Company may be involved in certain legal actions and claims arising in the normal course of business. Management is of the opinion that such matters will be resolved without material effect on the Company’s financial condition or results of operations.

8.	SUBSEQUENT EVENTS

On May 14, the Company entered into a Membership Interest Purchase Agreement and a Membership Exchange agreement with Muscle Maker, Inc. in which the entity sold all its membership interest in exchange for $4,000,000 in cash, a $730,000 note receivable and $1,250,000 shares of common stock of Muscle Maker, Inc.

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